UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________________________________
FORM 8-K
 ________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2017
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UNDER ARMOUR, INC.
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Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (410) 454-6428
(Former name or former address, if changed since last report)
 ________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 25, 2017, Lawrence “Chip” Molloy, the Chief Financial Officer of Under Armour, Inc. (the “Company”), informed the Company of his intention to resign from his position as CFO due to personal reasons. The Company has appointed David E. Bergman, Senior Vice President, Corporate Finance, as acting Chief Financial Officer effective February 3, 2017. Mr. Bergman, age 44, will also assume the roles of principal financial and principal accounting officer of the Company. Mr. Molloy will remain with the Company in an advisory capacity to assist with the transition.

Mr. Bergman joined the Company in 2005 and has served in various Finance and Accounting leadership roles for the Company, including Corporate Controller from early 2006 to October 2014 and Vice President of Finance and Corporate Controller from November 2014 to January 2016. He assumed his current role as Senior Vice President, Corporate Finance in February 2016.  Prior to joining the Company, Mr. Bergman worked as a C.P.A. within the audit and assurance practices at Ernst & Young LLP and Arthur Andersen LLP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: January 31, 2017	By:	/s/ John P. Stanton
John P. Stanton
Senior Vice President, General Counsel & Secretary